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                                        Exhibit 5










                                    August 21, 1998


The New York Times Company
229 West 43d Street
New York, New York 10036

          Re:  Registration Statement on Form S-3 relating
               to $300 million in Debt Securities
               -------------------------------------------

Ladies and Gentlemen:

          As Senior Vice President and General Counsel for The New York Times Company, a New York corporation (the "Company"), I am rendering this opinion as to the legality of the $300,000,000 aggregate principal amount of the Company's unsecured debt securities (the "Debt Securities") to be registered pursuant to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

          In connection herewith, I have examined the originals or copies of
(i) the Registration Statement, (ii) the Indenture dated March 29, 1995 (the "Indenture") between the Company and the Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of August 21, 1998 (the "Indenture Supplement"), pursuant to which the Debt Securities are to be issued from time to time, (iii) the Certificate of Incorporation and By-laws of the Company, as amended to date, and (iv) records of certain corporate proceedings of the Company relating to, among other things, the Debt Securities. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinion hereinafter expressed.

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The New York Times Company
August 21, 1998
Page 2


          In my examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

          In rendering the opinion set forth below, I have also assumed that (i) the definitive terms of any Debt Security offered pursuant to a Prospectus Supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company and applicable law; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities offered thereby; (iv) all Debt Securities will be issued in compliance with applicable federal and state securities laws; (v) each of the Indenture and the Indenture Supplement has been duly executed and delivered by the Trustee and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Debt Securities will have been duly created, executed, authenticated by the Trustee, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture as supplemented by the Indenture Supplement.

          Based upon and subject to the foregoing, I am of the opinion that the Debt Securities, when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture as supplemented by the Indenture Supplement (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          My opinion expressed above is limited to the laws of the State of New York.

          I hereby consent to the use of my name in the Registration Statement, in the related prospectus as the same appears under the caption "Validity of Offered Securities" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                             /s/ Solomon B. Watson IV
                                Solomon B. Watson IV